EXHIBIT 2
                                 PROMISSORY NOTE
                           Unsecured Time/Installment

$160,000.00                                                        July 28, 1997
 -------------------------------------------------------------------------------

     FOR VALUE RECEIVED, the undersigned (hereinafter referred to as the "Borrower"), jointly and severally, if more than one, hereby promises to pay to the order of THE BANK OF NEW YORK (hereinafter referred to as the "BANK") at its

     1 Wall Street , New York office, One hundred sixty thousand and 00/100 DOLLARS

|X|  on July 28, 1998 (insert the date the note is payable)

|_| in __________________ equal successive installments of principal in the amount of $_____________each, beginning on the____________ day of _______________, 19__, and continuing thereafter on the ___________ day of each successive ____________ until the ___________day of __________, 19__, when the entire unpaid principal balance hereof shall be due and payable.

The Borrower agrees to pay interest on the unpaid balance of this note which

|X| shall be payable on the 1st day of each month from the date hereof and at maturity (whether by acceleration or otherwise) at a rate per annum equal to A.B.R. flat , but not to exceed the maximum amount permitted by law.

|_| is included in the above payment(s) at a rate per annum equal to ____________, but not to exceed the maximum amount permitted by law.

     If any payment which is to be made is not paid when due, each payment shall bear interest, payable on demand, at a rate per annum equal to A.B.R. + 5% , but not to exceed the maximum amount permitted by law. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     This note may be prepaid at any time without penalty, but with interest on the amount being prepaid through the date of prepayment. If this note is payable in installments, such prepayment shall be applied to the installments hereof in the inverse order of maturity.

     If the interest rate as set forth above is stated in terms of the "prime rate", the reference is to the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically without notice on the effective date of any change in such rate. If the interest rate set forth above is stated in terms of the "alternate base rate" or "ABR", the reference is to the alternate base rate of the Bank which, for any day, is a rate per annum equal to the higher or (i) the prime rate (as defined above) in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Federal Funds Rate means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds, brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     If any payment of principal or interest on this note becomes payable on a Saturday, Sunday or a day which the Bank is permitted or required by the laws of the State of New York to be closed, then such payment shall be extended to the next succeeding business day, and interest on principal payments shall be payable at the rate set forth above during such extension.


                               Page 18 of 57 Pages

     If any of the following events shall occur with respect to any Obligor (which term shall include the Borrower and any Indorser of guarantor hereof):
(1) failure of any Obligor in the performance of any of such Obligor's covenants herein or in any instrument, document or agreement delivered in connection herewith; (2) default by any Obligor in the payment or performance of any Obligation (which term shall include any and all present or future obligations or liability of such Obligor to the Bank, whether incurred by such Obligor as make, indorser, drawer, acceptor, guarantor, accommodation party or otherwise, matured or unmatured, secured or unsecured, absolute or contingent, joint or several, and howsoever and whensoever acquired by the Bank); (3) failure to pay when due any other indebtedness for borrowed money, acceleration of the maturity of such indebtedness of the occurrence of any event which with notice or lapse or time, or both, would permit acceleration of such indebtedness; (4) if the Obligor is an individual, the death or incompetence of such Obligor; (5) the financial condition or credit standing of any Obligor shall be or become materially impaired in the sole opinion of the Bank or any of its officers; (6) If the Obligor is not an individual, the dissolution, merger or consolidation of, or the sale or disposal of all or substantially all of the assets of the Obligor without the prior written consent of the Bank; (7) commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a judgment against any Obligor; (8) any representation or warranty made by any Obligor or any financial or other statement of any Obligor delivered to the Bank by or on behalf of any Obligor proves to be untrue, incorrect or incomplete when made or delivered; (9) failure of any Obligor on request to furnish any financial information or to permit inspection of such Obligor's books and records; (10) the validity of enforceability of this note, any guarantee hereof or any other document delivered in connection herewith shall be contested or declared null and void or any Obligor shall deny it has any liability or obligation under this note, any guarantee hereof or any other document delivered by it in connection herewith; or (11) any Obligor shall make payment on account of any indebtedness subordinated to this note in contravention of the terms of such subordination, then this note shall become due and payable forthwith, upon declaration to that effect by the Bank, without notice to Borrower or any Obligor, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding. This note shall become immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, upon the commencement by or against any Obligor of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

     The Bank shall have a lien on the deposit balances of any Obligor now or hereafter on deposit with the Bank together with full authority to set off such deposit balances against the debt evidenced by this note or any other Obligation of such Obligor to the Bank, and may at any time, without notice, apply the same to this note or such other Obligations, whether due or not.

     The Borrower agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights in connection herewith, including but not limited to, attorneys' fees and expenses.

     Each Obligor waives the right to interpose any counterclaim or set-off of any kind in any litigation relating to this note or the transaction contemplated hereby.

     The Borrower hereby authorizes the Bank to date this note as of the date of the making of the loan evidenced hereby and to complete any blank space herein according to the terms upon which said loan was granted.

     No failure on the part of the Bank to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof of the exercise of any other right, remedy or power.

     Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Bank from time to time.


                               Page 19 of 57 Pages

     Every provision of this note is intended to be severable. If any term or provision of this note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     The Borrower and the Bank waive the right to trial by jury in any action based upon, arising out of or in any way connected to this note or the transaction contemplated hereby.

     The provisions of this note shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of New York. The Borrower submits to the jurisdiction of state and federal courts located in the City and State of New York in personam and agrees that all actions and proceedings relating directly or indirectly to this note shall be litigated only in said courts or courts located elsewhere as selected by the Bank and that such courts are convenient forums. The Borrower waives personal service upon it and consents to service of process by mailing a copy thereof to it by registered or certified mail.

     Each obligor hereby waives presentment demand, protest and notice of protect, non-payment or dishonor hereof.


NAME OF BORROWER Mark B. Fisher          ADDRESS OF BORROWER c/o MBF Capital Corporation
SIGNATURE OF BORROWER /s/ Mark B. Fisher 12 East 49th Street, New York, NY 10017
                      -----------------
NAME OF BORROWER                         ADDRESS OF BORROWER
SIGNATURE OF BORROWER
                      -----------------

* Alternate Base Rate (BNY Prime)



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